    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1998
                                                          Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                      PARK PLACE ENTERTAINMENT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                   DELAWARE                                   88-0400631
         (State or other jurisdiction                      (I.R.S. Employer
      of incorporation or organization)                  Identification No.)

          3930 HOWARD HUGHES PARKWAY
           LAS VEGAS, NEVADA 89109                              89109
   (Address of principal executive offices)                   (Zip Code)

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        PARK PLACE ENTERTAINMENT CORPORATION EMPLOYEE STOCK PURCHASE PLAN

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                                 CLIVE S. CUMMIS
                        EXECUTIVE VICE PRESIDENT - LAW &
                         CORPORATE AFFAIRS AND SECRETARY
                      PARK PLACE ENTERTAINMENT CORPORATION
                           3930 HOWARD HUGHES PARKWAY
                               LAS VEGAS, NV 89109
                                 (702) 699-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                             CYNTHIA A. ROTELL, ESQ.
                                LATHAM & WATKINS
                        633 WEST FIFTH STREET, SUITE 4000
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234


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                         CALCULATION OF REGISTRATION FEE

-------------------------------- -------------------- -------------------- -------------------- --------------------
                                                                                PROPOSED
                                       AMOUNT              PROPOSED              MAXIMUM
                                      OF SHARES             MAXIMUM             AGGREGATE            AMOUNT OF
TITLE OF EACH CLASS OF                  TO BE           OFFERING PRICE          OFFERING           REGISTRATION
SECURITIES TO BE REGISTERED         REGISTERED(1)        PER SHARE(2)           PRICE(2)                FEE
-------------------------------- -------------------- -------------------- -------------------- --------------------
Common Stock,
$0.01 par value..............         5,000,000             $12.77            $63,850,000             $18,836
-------------------------------- -------------------- -------------------- -------------------- --------------------

(1) The Park Place Entertainment Corporation Employee Stock Purchase Plan (the "Plan") authorizes the issuance of a maximum of 5,000,000 shares of common stock of Park Place Entertainment Corporation, plus substitutions or adjustments to shares to account for any change in corporate capitalization, such as a stock split, any merger, consolidation, recapitalization or other distribution of stock or property.

(2) For purposes of computing the registration fee only, pursuant to Rule 457(h)(1), the proposed Maximum Offering Price Per Share is based on the pro forma book value of the shares as calculated on September 30, 1998.

                                     PART I

Item 1.  Plan Information

         Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Park Place Entertainment Corporation, a Delaware corporation (the "Company"), are incorporated as of their respective dates in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     (a) Amendment No. 1 to the Company's Registration Statement on Form 10 filed with the Commission on December 18, 1998;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998; and

     (c) The Company's Current Report on Form 8-K filed with the Commission on November 25, 1998 and December 16, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not required to be filed with this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the securities registered hereby has been passed upon by Clive S. Cummis, Executive Vice President - Law & Corporate Affairs and Secretary of the Company. Mr. Cummis is expected to hold options for approximately 500,000 shares of Common Stock pursuant to an employment agreement Mr. Cummis is expected to enter into with the Registrant.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party to any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of the Company, or is or was serving as such with respect to another entity at the request of the Company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. Section 11.2 of the Certificate of

Incorporation of the Company provides that the Company will indemnify any person to whom, and to the fullest extent, indemnification may be required or permitted under Section 145 of the DGCL.

         Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.
Section 11.1 of the Certificate of Incorporation of the Company eliminates the liability of a director of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

  4.1     Amended and Restated Certificate of Incorporation of the Registrant
            (incorporated by reference to Exhibit 4.1 to the Company's
            Form S-8 Registration Statement filed with the Commission on
            December 22, 1998 relating to the Company's 1998 Stock Incentive
            Plan)

  4.2     Amended and Restated Bylaws of the Registrant
            (incorporated by reference to Exhibit 4.2 to the Company's Form
            S-8 Registration Statement filed with the Commission on December 22,
            1998 relating to the Company's 1998 Stock Incentive Plan)


  4.3     Park Place Entertainment Corporation Employee Stock Purchase Plan

  5.1     Opinion of Clive S. Cummis

 23.1     Consent of Clive S. Cummis (included as part of Exhibit 5.1)

 23.2     Consent of Arthur Andersen LLP

 24       Power of Attorney (included on the signature page of this Registration
          Statement)

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) shall not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information to be included in a post effective amendment to those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

     (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 22nd day of December, 1998.

                                        PARK PLACE ENTERTAINMENT CORPORATION



                                        By:  /s/ Clive S. Cummis
                                             ---------------------------------
                                             Clive S. Cummis
                                             Executive Vice President - Law &
                                             Corporate Affairs and Secretary

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Scott
A. LaPorta and Clive S. Cummis, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments) or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in their capacities and on the dates indicated.

     SIGNATURE                        TITLE                                       DATE
/s/ Stephen F. Bollenbach      Chairman of the Board                         December 22, 1998
----------------------------
    Stephen F. Bollenbach

/s/ Arthur M. Goldberg         Director, President and Chief                 December 22, 1998
----------------------------    Executive Officer (Principal Executive
    Arthur M. Goldberg          Officer)

/s/ Scott A. LaPorta           Executive Vice President and Chief            December 22, 1998
----------------------------     Financial Officer (Principal Financial
    Scott A. LaPorta             Officer)

                                INDEX TO EXHIBITS

      EXHIBIT                                                                                              PAGE
      -------                                                                                              ----

    4.1          Amended and Restated Certificate of Incorporation of the Registrant
                    (incorporated by reference to Exhibit 4.1 to the Company's
                    Form S-8 Registration Statement filed with the Commission on
                    December 22, 1998 relating to the Company's 1998 Stock Incentive
                    Plan)

    4.2          Amended and Restated Bylaws of the Registrant
                    (incorporated by reference to Exhibit 4.2 to the Company's
                    Form S-8 Registration Statement filed with the Commission on
                    December 22, 1998 relating to the Company's 1998 Stock Incentive
                    Plan)

    4.3          Park Place Entertainment Corporation Employee Stock Purchase Plan

    5.1          Opinion of Clive S. Cummis

   23.1          Consent of Clive S. Cummis (included as part of Exhibit 5.1)

   23.2          Consent of Arthur Andersen LLP

   24            Power of Attorney (included on the signature page of this Registration
                    Statement)

                                                           6